Exhibit 99.1

Korsana Biosciences Completes Closing of Merger with Cyclerion Therapeutics and Previously Announced Private Placement of $380 Million

Advancing lead program KRSA-028 toward the clinic, with Phase 1 healthy volunteer data expected mid-2027 and interim proof-of-concept data in Alzheimer’s patients anticipated by year-end 2027 or first quarter of 2028

Strong financial position with post-transaction cash and cash equivalents of approximately $475 million1 expected to fund operations into 2029

Shares to begin trading on Nasdaq under ticker symbol “KRSA” on September 9

WALTHAM, Mass., Sept. 08, 2026— Korsana Biosciences, Inc. (“Korsana” or the “Company”), a biotechnology company discovering and developing novel therapies to reduce the burden of neurodegenerative diseases, today announced the completion of its previously announced merger with Cyclerion Therapeutics, Inc. (“Cyclerion”). The combined company will operate under the name Korsana Biosciences, Inc., and its shares are expected to begin trading on the Nasdaq Capital Market on September 9, 2026, under the ticker symbol “KRSA.”

Immediately prior to the closing of the merger, Korsana completed a previously announced private financing of $380 million in gross proceeds from a syndicate of new and existing investors led by Fairmount and Venrock Healthcare Capital Partners, with participation from General Atlantic, TCGX, Forbion, Wellington Management, Commodore Capital, RA Capital Management, RTW Investments, Vivo Capital, Janus Henderson Investors, Foresite Capital, J.P. Morgan Life Sciences Private Capital, SR One, Sanofi Ventures, Kalehua Capital, Spruce Street Capital, and other leading investment management firms. The financing includes common stock and pre-funded warrants to purchase additional shares of common stock. This financing, together with existing cash, is expected to support the Company’s operations into 2029, including through multiple clinical milestones for KRSA-028.

Pursuant to the terms of the previously disclosed merger agreement, each outstanding share of Korsana common stock was converted into the right to receive approximately 0.2074 shares of common stock of the combined company, as adjusted for the reverse stock split of Cyclerion Therapeutics’ common stock at a ratio of 1-for-7 shares, effected immediately prior to the merger. The new CUSIP number for the combined company following the reverse stock split and merger is 23255M303. Following the completion of the reverse stock split, the private placement, and the merger, there are approximately 55.1 million shares of the combined company’s common stock and common stock equivalents outstanding, including shares of common stock underlying pre-funded warrants and Series B convertible preferred stock, and excluding shares underlying equity awards.

“Today marks the beginning of an exciting new chapter for Korsana. With an exceptional team, a strong financial foundation supported by leading biotechnology investors, and a pipeline of differentiated therapeutic candidates, we are well positioned to execute on our long-term vision,” said Jonathan Violin, Ph.D., Korsana’s President and Chief Executive Officer. “As we advance KRSA-028 toward the clinic, we remain focused on our mission to reduce the burden of neurodegenerative diseases by bringing forward innovative therapies for patients and caregivers.”

KRSA-028 is an investigational, next-generation shuttled antibody targeting amyloid beta for the treatment of Alzheimer’s disease. KRSA-028 leverages the proprietary Therapeutic Targeting (THETA™) technology platform, which combines clinically validated transferrin receptor (TfR1) and Fc engineering and is designed to improve brain delivery, safety, and convenience. The Company is advancing KRSA-028 toward the clinic, with Phase 1 healthy volunteer data expected in mid-2027 and interim proof-of-concept data evaluating amyloid plaque clearance in Alzheimer’s disease patients anticipated by the end of 2027 or the first quarter of 2028.

About Korsana Biosciences

Korsana Biosciences is committed to building best-in-class therapeutics with the goal of reducing the burden of neurodegenerative diseases for patients and caregivers. The Company’s lead program, KRSA-028, is a next-generation shuttled antibody targeting amyloid beta for the treatment of Alzheimer’s disease. KRSA-028 leverages Therapeutic Targeting (THETA™), a novel CNS shuttle technology developed in partnership with Paragon Therapeutics and designed to enable dramatically higher drug concentrations in the brain and overcome the limitations of earlier shuttle technologies. In addition, Korsana is advancing a pipeline of innovative therapies for neurodegenerative diseases. For more information, please visit www.korsana.com and follow the Company on LinkedIn.

Forward-Looking Statements

Certain statements in this press release, other than purely historical information, may constitute “forward-looking statements” within the meaning of the federal securities laws, including for purposes of the “safe harbor” provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, express or implied statements relating to Korsana’s expectations, hopes, beliefs, intentions or strategies regarding the future of its pipeline and business including, without limitation, Korsana’s ability to achieve the expected benefits or opportunities with respect to KRSA-028; the expected timelines of clinical data for KRSA-028; the potential benefits of the THETA technology platform; the sufficiency of the combined company’s cash, cash equivalents, and proceeds from the private placement to fund operations into 2029, including through multiple clinical milestones for KRSA-028; the expected number of shares of common stock and common stock equivalents outstanding following the transactions; and the timing of the combined company’s trading on the Nasdaq Capital Market with a new ticker symbol and CUSIP number. The words “opportunity,” “potential,” “milestones,” “pipeline,” “can,” “goal,” “strategy,” “target,” “anticipate,” “achieve,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “plan,” “possible,”

“project,” “should,” “will,” “would” and similar expressions (including the negatives of these terms or variations of them) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting Korsana will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Korsana’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to those uncertainties and factors more fully described in Korsana’s most recent filings with the Securities and Exchange Commission (including the registration statement on Form S-4 (File No. 333-295175) filed by Cyclerion (now Korsana Biosciences, Inc.), as most recently amended on July 22, 2026 and declared effective by the SEC on July 24, 2026, as well as Korsana’s subsequent filings with the SEC, including Current Reports on Form 8-K), as well as risk factors associated with companies, such as Korsana, that operate in the biopharma industry. Should one or more of these risks or uncertainties materialize, or should any of Korsana’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this communication, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Korsana does not undertake or accept any duty to release publicly any updates or revisions to any forward-looking statements. This press release does not purport to summarize all of the conditions, risks and other attributes of an investment in Korsana.

Investor and Media Contact:

Eva Stroynowski

IR@korsana.com

Media@korsana.com

[1]	Pro-forma cash as of June 30, 2026, including PIPE, net of projected deal costs.